Digivault receives Cyber Essentials Plus Certification from the UK Government

February 5. 2020, LONDON - Digivault, a secure digital asset custody provider, announced today its successful completion of the Cyber Essentials Plus certification, reinforcing its commitment to unparalleled security and providing offerings that meet the requirements of institutional clients.

Receiving this certification means that Digivault has passed the rigorous process that ensures it has the measures in place to protect against the vast majority of common cyberattacks. These include hacking, phishing, malicious software and ransomware through which criminals hijack files and hold them to ransom, and distributed denial of service (DDOS) attacks against websites, which are often accompanied by extortion.

As part of the process, Digivault’s systems have been independently verified by certification body CREST.

Digivault’s mantra of Secure by Design is reinforced by internationally recognised standards and accreditations. Cyber Essentials Plus is backed by the UK Government and supported by the National Cyber Secretary Centre, which is part of GCHQ1. Since 2016, the UK Government has invested around £1.9 billion (US$2.48 billion)2 on cyber security and dealt with thousands of significant incidents, requiring cross government and industry responses.

“We believe that the lack of a highly secure custody solution has hindered the widespread adoption of the digital asset class by institutional players. With this certification, we hope it will provide further peace of mind to investors who have an appetite for this burgeoning asset class,” said Mr. Robert Cooper, Chief Executive Officer of Digivault.

“Today’s announcement is the first stage of accreditations for us at Digivault and we are currently seeking ISO27001 Information Security Management accreditation and alignment to the worldwide Payment Card Industry Data Security Standard (PCI DSS).”

Launched in 2019, Digivault’s Kelvin offering provides a vaulted cold storage solution for a range of digital asset holdings including Bitcoin and Ethereum. The product offers enterprise-grade security, operates to global standards and provides a highly secure means of processing and storing digital assets.

1 Government Communications Headquarters, commonly known as GCHQ, is an intelligence and security organisation responsible for providing signals intelligence and information assurance to the government and armed forces of the United Kingdom.

2 Source: UK National Cyber Security Centre website, news published on 21 October 2019 (link)

About Digivault

Digivault was founded in December 2018 in London by a team of IT solution delivery experts from the finance and security sectors to deliver enterprise grade cold, and warm, digital asset custody solutions that would operate in harmony with one another. As a Diginex Group company, Digivault is able to support both internal and external clients with the same exacting standards. For more information visit: https://www.digivault.com/

About Diginex

Diginex is a blockchain financial services and technology company. Diginex partners with institutional investors, corporations and governments to make digital assets more accessible, business processes more efficient and secure. Diginex believes its collaborative approach and pursuit of global cooperation is optimal to drive institutional adoption of blockchain technologies and the regulated use of digital assets. For more information visit: https://www.diginex.com/

Press Contacts:

Heather Dale Diginex E: heather.dale@diginex.com Tel: +852 9274 3312	Sean Pattwell CW8 Communications E: sean@cw8-communications.com Tel: +353 (78) 703 4232

Disclaimer

8i Enterprises Acquisition Corp, a British Virgin Islands business company (“JFK”), Diginex Limited, a Singapore public company limited by shares (“Singapore NewCo”), DIGITAL INNOVATIVE LIMITED, a British Virgin Islands business company (“BVI NewCo”), and Diginex Limited, a Hong Kong company (“Diginex”), and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of JFK ordinary shares in respect of the proposed transaction among such persons (the “Business Combination”). Information about JFK’s directors and executive officers and their ownership of JFK’s ordinary shares is set forth in JFK’s Annual Report on Form 10-K, dated September 18, 2019, filed with the Securities and Exchange Commission (the “SEC”), as modified or supplemented by any Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement/prospectus included in the Registration Statement on Form F-4 jointly filed bv Singapore NewCo and JFK pertaining to the Business Combination (the “Form F-4”). These documents can be obtained free of charge from the sources indicated below.

In connection with the Business Combination, Singapore NewCo has filed the Form F-4, which includes and serves as a proxy statement/prospectus for JFK’s shareholders. Promptly after the Form F-4 is declared effective by the SEC, JFK will mail the definitive proxy statement/prospectus and a proxy card to each shareholder entitled to vote at the meeting relating to the approval of the Business Combination and other proposals set forth in the proxy statement. INVESTORS AND SECURITY HOLDERS OF JFK ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE BUSINESS COMBINATION THAT JFK WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT JFK, SINGAPORE NEWCO, BVI NEWCO, DIGINEX AND THE BUSINESS COMBINATION. The preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other relevant materials in connection with the Business Combination (when they become available), and any other documents filed by JFK with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to 8i Enterprises Acquisition Corp, 6 Eu Tong Sen Street, #08-13 The Central, Singapore.

Forward Looking Statements

This press release includes forward looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the identification of a target business and potential business combination or other such transaction, are subject to risks and uncertainties, which could cause actual results to differ from the forward- looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in the prospectus filed by JFK in connection with its initial public offering on March 27, 2019. Important factors, among others, that may affect actual results or outcomes include: the inability to complete the proposed transaction; the inability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, the amount of cash available following any redemptions by JFK shareholders; the ability to meet Nasdaq’s listing standards following the consummation of the proposed transaction; and costs related to the proposed transaction. Important factors that could cause the combined company’s actual results or outcomes to differ materially from those discussed in the forward-looking statements include: Diginex’s limited operating history and history of net losses; Diginex’s ability to manage growth; Diginex’s ability to execute its business plan; Diginex’s estimates of the size of the markets for its products; the rate and degree of market acceptance of Diginex’s products; Diginex’s ability to identify and integrate acquisitions; potential litigation involving the Company or Diginex or the validity or enforceability of Diginex’s intellectual property; general economic and market conditions impacting demand for Diginex’s products and services; and such other risks and uncertainties as are discussed in the Company’s prospectus filed in connection with its initial public offering and the proxy statement to be filed relating to the business combination. Other factors include the possibility that the proposed business combination does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions.

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